                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12
                         ROBERTS REALTY INVESTORS, INC.
                      -----------------------------------
                (Name of Registrant as Specified in its Charter)


             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount Previously Paid:

        ---------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------
     3) Filing Party:

        ---------------------------------------------
     4) Date Filed:

                       ROBERTS REALTY INVESTORS, INC.
                        8010 ROSWELL ROAD, SUITE 120
                           ATLANTA, GEORGIA  30350



                                 May 7, 1997


Dear Shareholders:

The Directors and Officers of Roberts Realty Investors, Inc. cordially invite you to attend its third Annual Meeting of Shareholders. We hope you will join us for the meeting at 10:00 a.m. on Tuesday, May 27, 1997, at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia 30346. The Notice of Meeting and Proxy Statement attached to this letter contain information regarding the election of Directors of the Company. A copy of the Company's 1996 annual report to shareholders is enclosed.

Although we would very much like each shareholder to attend the Annual Meeting, we realize this is not possible. Whether or not you plan to be present, we would appreciate your taking a few minutes to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for your convenience.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give it.

Sincerely,



/s/ Charles S. Roberts
----------------------
Charles S. Roberts,
Chairman and Chief Executive Officer

                       ROBERTS REALTY INVESTORS, INC.
                        8010 ROSWELL ROAD, SUITE 120
                           ATLANTA, GEORGIA  30350


                                 May 7, 1997


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MAY 27, 1997

     The Annual Meeting of Shareholders of Roberts Realty Investors, Inc. (the "Company") will be held on Tuesday, May 27, 1997, at 10:00 a.m., at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia 30346, for the following purposes:

      (1) The election of two Directors of the Company to serve three-year terms.

      (2) To transact such other business as may properly come before the meeting or any adjournment of it.

     The Directors have set the close of business on April 15, 1997 as the record date for determination of the shareholders of the Company who are entitled to notice of and to vote at the meeting.

     Shareholders who do not expect to attend the meeting in person are requested to date, vote and sign the enclosed proxy card, indicating any voting instructions, and to return it in the accompanying postage-paid envelope.


                                       By order of the Board of Directors


                                       /s/ Charles R. Elliott
                                       ----------------------
                                       Charles R. Elliott
                                       Secretary

                                PROXY STATEMENT

                                      FOR

                       THE ANNUAL MEETING OF SHAREHOLDERS

                       OF ROBERTS REALTY INVESTORS, INC.

                           TO BE HELD ON MAY 27, 1997

THIS DOCUMENT WILL GIVE YOU THE INFORMATION YOU NEED TO VOTE FOR THE TWO DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING. IF YOU HAVE ANY QUESTIONS CONCERNING THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, PLEASE CONTACT CHARLES ELLIOTT, THE COMPANY'S CHIEF FINANCIAL OFFICER, AT (770) 394-6000.

-------------------------------------------------------------------------------

WHAT IS THE CURRENT STATUS OF THE COMPANY'S PLANS TO LIST ITS SHARES ON AN EXCHANGE?

The Company's intent is to list its Common Stock on an exchange to give shareholders and unitholders a way to sell their shares and units. As discussed below, the Company has completed several important steps towards listing its shares on an exchange.

- The Company was required under the securities laws to wait for a period of nine months from the Company's last "intrastate" sale of securities before it could list its shares for trading. The last sale of securities occurred on July 2, 1996 and the nine month period ended April 3, 1997.

- At the time of the initial consolidation in October 1994, the Company intended to begin the nine month waiting period during the third quarter of 1995 and the shares were expected to be listed on an exchange by mid-year 1996. The listing date was delayed one year in order to complete the acquisition of the Windsong, Bentley Place and Crestmark Communities and to complete the offering of 699,175 shares to fund the acquisition and development of the Howell Ferry Community. These acquisitions were important because they substantially increased the Company's size and financial strength. The Company's Board of Directors believes that the benefits from the three acquisitions and the stock offering outweigh the delay in the listing of the Common Stock.

- In May 1996, the Company completed a major step towards listing its shares when it registered its Common Stock with the Securities and Exchange Commission (SEC) and became a public, reporting company.

- During the nine month waiting period, which started July 3, 1996, the Company's management evaluated the advantages and disadvantages of listing its shares on the New York and American Stock Exchanges and the Nasdaq National Market System. Management discussed the Company's listing with representatives of each exchange and provided them with audited financial statements and other information about the Company.

-    On February 25, 1997, the regional director of the American Stock Exchange
     (AMEX) made a presentation to the Company's Board of Directors explaining in detail the advantages of listing on the AMEX. After further discussions with management, the AMEX informed the Company in a letter dated March 27, 1997 that the AMEX is "prepared to give favorable consideration to an application by the Company for the listing of its Common Stock." After reviewing each of the three securities exchanges and taking into account the Company's size and needs, management has recommended to the Board of Directors that the Company list its shares on the American Stock Exchange. The Board of Directors intends to make a decision regarding the listing of the shares at its June meeting.

WHO IS ASKING FOR MY VOTE?

     The enclosed proxy is solicited by the Directors of the Company for use at the Annual Meeting to be held on May 27, 1997. If the meeting is adjourned, the proxy may also be used at any later meetings, for the purposes stated in the Notice of Meeting.

HOW DO YOUR COMPANY'S DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE?

     The Directors recommend that you vote FOR THE ELECTION OF BOTH NOMINEES.

WHO IS ELIGIBLE TO VOTE?

     Shareholders of record at the close of business on April 15, 1997 are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Meeting, the Proxy, and this Proxy Statement are being mailed to shareholders on or about May 7, 1997.

WHAT ARE THE RULES FOR VOTING?

     As of the record date, the Company had 4,186,329 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of the Company's Common Stock entitles the holder to one vote with respect to all matters to come before the meeting, and all of such shares vote as a single class. Shares represented by duly executed proxies will be voted in accordance with shareholders' instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Directors' recommendation. The Company's management knows of no other matters to be presented or considered at the meeting, but if any other business is brought before the meeting, your shares will be voted at the Directors' discretion.
The proxies named will have the authority to vote for any person for election as a director in lieu of either person nominated if the nominee is unable to serve. It is not contemplated that any nominee will be unable to serve.

     The presence in person or by proxy of shareholders owning more than one-half of the shares outstanding and entitled to vote constitutes a quorum. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" and all votes to "withhold authority" will be counted, and shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting. Assuming that a quorum is present, abstentions and broker non-votes will have no effect on the voting.

     Assuming that a quorum is present, the vote required for election of directors is a plurality of the votes cast by the shares entitled to vote in the election. For any other matter coming before the meeting, the matter will be deemed to be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shareholders do not have cumulative voting rights.

     A proxy may be revoked, at any time before it is voted, at the option of the person signing it by giving written notice to the Secretary of the Company (Mr. Elliott), by delivering a later dated proxy, or by voting in person at the Annual Meeting.

HOW WILL THE COMPANY SOLICIT PROXIES, AND WHO WILL PAY FOR THE COST OF THE SOLICITATION?

     The Company will solicit proxies principally by mailing these materials to the shareholders, but the Directors, officers and employees of the Company may, on the Company's behalf, solicit proxies by telephone or in person. The Company will pay all of the costs of the solicitation, principally the costs of preparing, photocopying and mailing these materials.

HOW CAN A SHAREHOLDER PROPOSE BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING OR NOMINATE A PERSON FOR ELECTION TO THE BOARD?

     The Company's Bylaws provide procedures for shareholders to bring business before the Annual Meeting and to nominate directors for election at such meeting. Such procedures include the shareholder providing advance notice to the Company of such business or nomination. A shareholder must also follow certain procedures that are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Among other requirements of the Rule is a requirement that a proposal for consideration at the next Annual Meeting must be received at the Company's principal office not later than December 31, 1997. Unless the procedures set forth in the Bylaws and the referenced Rule are followed, no business may be brought before the Annual Meeting, and no person shall be eligible for election as a Director of the Company.


                             ELECTION OF DIRECTORS

                                   Proposal 1

WHO ARE THE TWO NOMINEES FOR ELECTION AS A DIRECTOR?

     Information about the two nominees for election as Directors of your Company, Mr. Charles S. Roberts and Mr. James M. Goodrich, is provided below. Each of them is currently a Director of the Company and has been recommended by the Directors for reelection to the Board.

WHY ARE ONLY TWO OF THE SIX DIRECTORS BEING ELECTED AT THE ANNUAL MEETING?

     The Company's Articles of Incorporation require the Board of Directors to be divided into three classes as nearly equal in number as possible. The terms of office of Mr. Roberts and Mr. Goodrich expire at this year's Annual Meeting, and they are standing for reelection for a full three year term through the Annual Meeting in 2000. The terms of office of Mr. Ben A. Spalding and Mr. George W. Wray, Jr. expire at the Annual Meeting in 1998, and the terms of office of Mr. Dennis H. James and Mr. Wm. Jarell Jones expire at the Annual Meeting in 1999. All of the Directors of the Company were originally elected in 1994 other than Mr. Wray, who was elected in February 1995, and Mr. James, who was elected in June 1995.

NOMINEES FOR DIRECTOR:

     Charles S. Roberts, age 50, is Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Roberts owns, directly or indirectly, all of the outstanding stock of, and is the president and sole director of, Roberts Properties, Inc. and Roberts Properties Construction, Inc. Mr. Roberts also owned substantially all of the outstanding interests in Roberts Properties Management, L.L.C. until its acquisition by Roberts Properties Residential, L.P. on April 1, 1997, as explained on pages 16-17.

     In October 1970 Mr. Roberts established Roberts Properties, Inc. to develop, construct and manage real estate. Beginning in 1985, Mr. Roberts and his affiliates began to focus on developing upscale multifamily residential communities and have won numerous local, regional and national awards for the development of these communities. Mr. Roberts is a frequent national speaker on the topic of developing upscale multifamily housing and has been recognized as a leader in this industry. In April 1995, Roberts Properties Management, Inc. was recognized as the Property Management Company of the Year by the National Association of Home Builders' National Council of the Multifamily Industry. Through March 31, 1997, entities affiliated with Mr. Roberts sponsored 54 different programs, raising approximately $89,000,000 in equity and having an aggregate total capitalization of approximately $230,000,000. These programs consisted of multifamily residential communities with 2,918 units; approximately 277,307 square feet of other income producing real estate, principally shopping centers and office buildings; and nine parcels of undeveloped land.

     James M. Goodrich, age 56, a Director of the Company, is a consulting engineer and private investor. In 1975 Dr. Goodrich founded Energy Management Associates, which provides operations and financial planning software and related consulting services to the electric and gas utility industries. Dr. Goodrich was Executive Vice President of Energy Management Associates from 1975 until October 1993 and was a member of its board of directors until 1992, when it was sold to Electronic Data Systems Corporation. Prior to his experience with Energy Management Associates, Dr. Goodrich served in the United States Navy for five years as an officer on the staff of Admiral Hyman Rickover; this position involved technical support of the design and development of nuclear power plants for the Navy. Dr. Goodrich holds a Ph.D. in Nuclear Engineering, a master's degree in Engineering-Economic Systems, and a bachelor of arts degree, all from Stanford University. He also holds a master's degree in Engineering Science from George Washington University. Dr. Goodrich has appeared as an expert witness before numerous state public utility commissions, the Federal Energy Regulatory Commission, federal courts and arbitration panels.

     The Directors serve for their respective terms and until their successors are elected and qualified. Each of the nominees has agreed to serve as a Director if elected.

DIRECTORS CONTINUING IN OFFICE:

     Ben A. Spalding, age 62, a Director of the Company, is the sole shareholder of Spalding & Company, an NASD member broker-dealer that has served since its founding by Mr. Spalding in 1980 as the exclusive broker-dealer for limited partnerships sponsored by Mr. Roberts. Mr. Spalding served as President of Spalding & Company from 1980 until 1994; he is presently a registered associate of Spalding & Company. For the 20 year period through 1983, Mr. Spalding served in several positions with Johnson & Johnson in the health care field, most recently as Healthcare Division Sales Manager for several states in the Southeast. Mr. Spalding has a bachelor's degree in Business Administration from Bellarmine College. He has served in numerous positions with civic and charitable organizations, including serving as a National Trustee of the Cystic Fibrosis Foundation and a member of the Board of Trustees of the Metro-Atlanta Crime Commission. He received the Cystic Fibrosis Dick Goldschmidt Award in 1986 for his efforts on behalf of the Cystic Fibrosis Foundation.

     George W. Wray, Jr., age 60, a Director of the Company, is a private investor and Senior Partner of the Wray Partnership, a family investment group. He was employed with International Silver Company from the early 1960s to July 1993, most recently as a Vice President engaged in sales management for the eastern United States. Since the July 1993 acquisition of International Silver Company by World Crisa Corporation, a division of Vitro S.A., Mr. Wray has been an independent sales agent for the successor organization. Mr. Wray has also served as a Vice President of Spalding & Company, an NASD registered broker-dealer, since 1991 and has been a registered associate of Spalding & Company since 1983. Mr. Wray holds a bachelor's degree in Industrial Relations from the University of North Carolina at Chapel Hill. Mr. Wray also serves as an elder of the Peachtree Presbyterian Church in Atlanta.

     Dennis H. James, age 50, a Director of the Company, is President and Director of Shoptaw-James, Inc., one of the largest privately owned commercial mortgage banking firms in the Southeast. Mr. James has over 25 years' experience in the mortgage banking industry and has been involved in the production of income property straight debt loans, participating mortgages, debt/equity joint ventures and sales. As President of Shoptaw-James, Inc., he is responsible for the overall production of the company and its investor relationships, while sharing in its extended planning and management. He is a director of Main America Capital, which specializes in financing small income property mortgages; he is a trustee on the Alexander Tharpe Board, the fund-raising organization of the Georgia Tech Athletic Association that funds all scholarships for student athletes at Georgia Tech; and he serves on the Allstate Life Insurance Company Correspondent Advisory Council. Mr. James has a bachelor's degree in Industrial Management from Georgia Tech, and his professional education includes attendance at numerous real estate institutes.

     Wm. Jarell Jones, age 49, a Director of the Company, is an attorney and has practiced law with the firm of Wm. Jarell Jones, P.C., in Statesboro, Georgia since November 1993. Mr. Jones is also a Certified Public Accountant, and in 1976 he formed the public accounting firm of Jones & Kolb in Atlanta, Georgia and served as Senior Tax Partner and Co-Managing Partner until December 1988. In January 1989, Mr. Jones became a general partner of Simpson Seacoast, which along with its affiliates managed and developed real estate and operated a real estate brokerage and an NASD-member securities firm. In 1990 Mr. Jones moved to Statesboro and practiced law with the firm of Edenfield, Stone & Cox until November 1992 and then with the firm of Jones & Rutledge from November 1992 until November 1993. Mr. Jones is a director and former Chairman of the Downtown Statesboro Development Authority.

DO THE DIRECTORS AND EXECUTIVE OFFICERS HAVE A FINANCIAL INTEREST IN YOUR
COMPANY?

     The following table sets forth the beneficial ownership of units of partnership interest ("Units") in Roberts Properties Residential, L.P. (the "Operating Partnership") and shares of the Company's Common Stock ("Shares"), as of April 10, 1997 for (i) each person who holds more than a 5% interest in the Operating Partnership or the Company, (ii) Directors of the Company, (iii) the executive officers of the Company, and (iv) the Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. (Addresses are provided only for 5% owners.)

                                                                                  Percent
                         Number of Units  Percent   Number of Shares   Percent     of All
        Name of           Beneficially     of All     Beneficially       of        Shares
   Beneficial Owner           Owned       Units(1)       Owned        Shares(2)  & Units(3)
-----------------------  ---------------  --------  ----------------  ---------  ----------
Charles S. Roberts(4)
8010 Roswell Road
Suite 120
Atlanta, Georgia  30350          715,873      9.5%           443,285      10.6%       15.4%

George W. Wray, Jr.(5)           178,316      2.4%           153,252       3.7%        4.4%

James M. Goodrich(6)             162,049      2.1%            81,419       1.9%        3.2%

Ben A. Spalding(7)                14,655       *               2,957        *           *

Dennis H. James                     -          -              12,096        *           *

Wm. Jarell Jones                    -          -               2,917        *           *

Charles R. Elliott                  -          -               5,017        *           *

All Directors and Executive

Officers as a Group:
  (7 persons)(8)               1,070,893     14.2%           700,943      16.7%       23.5%

----------------------------
*Less than 1%.

(1) Represents the number of Units held by the person as a percentage of the total number of Units outstanding (7,549,759 Units) assuming none of the Units is redeemed for Shares. Units are not presently redeemable, and the timing of when the Units will become redeemable is uncertain. Redemption of Units is subject to certain conditions. Among other restrictions, Units cannot be redeemed if the redemption would cause the holder to violate the limitations on ownership contained in the Company's Articles of Incorporation.

(2) Represents the number of Shares held by the person as a percentage of the total number of Shares outstanding (4,186,329 Shares) assuming none of the Units is redeemed for Shares.

(3) Assumes that all Units held by the person are redeemed for Shares. The total number of Shares outstanding used in calculating this percentage (7,549,759 Shares) assumes that all of the Units held by other persons (other than the 4,186,329 Units held by the Company, which are not redeemable) are redeemed for Shares.

(4) Includes: 686,373 Units and 440,841 Shares owned directly by Mr. Roberts; 2,444 Shares owned by Roberts Properties, Inc., all of the outstanding shares of which are owned by Mr. Roberts; and 29,500 Units owned by a trust for his minor daughter of which he is the sole trustee.

(5) Includes: 20,781 Units owned directly by Mr. Wray; 154,618 Units and 153,252 Shares owned by a partnership, over which Units and Shares Mr. Wray has voting and investment power as the managing partner of such partnership; and 2,917 Units owned jointly with his daughter, over which Units he shares voting and investment power. Does not include 8,497 Units and 15,678 Shares owned by his wife and 5,058 Shares owned by a trust of which his wife is a co-trustee, with respect to which Units and Shares Mr. Wray disclaims beneficial ownership.

(6) Includes: 14,787 Shares owned directly by Mr. Goodrich; 57,571 Units and 66,632 Shares owned jointly by Mr. Goodrich and Mrs. Penelope Goodrich, his wife; and 104,478 Units owned by Goodrich Enterprises, Inc., all of the outstanding shares of which are owned by Mr. and Mrs. Goodrich and their sons. Does not include 6,835 Units and 21,379 Shares owned by a trust for the benefit of one son of Mr. and Mrs. Goodrich and of which Mrs. Goodrich is trustee and 6,835 Units and 23,379 Shares owned by a trust for the benefit of another son of Mr. and Mrs. Goodrich and of which Mrs. Goodrich is trustee, with respect to which Units and Shares Mr. Goodrich disclaims beneficial ownership.

(7) Excludes 2,917 Units owned by Mr. Spalding's wife, and 24,401 Units and 7,564 Shares owned by partnerships of which Mr. Spalding's wife is the managing partner; Mr. Spalding disclaims beneficial ownership of all such Units and Shares.

(8) Includes 60,488 Units and 66,632 Shares as to which directors share voting and investment power with another family member; does not include an aggregate of 49,485 Units and 73,058 Shares beneficially owned by three directors' wives, as to which Units and Shares such directors disclaim beneficial ownership.

HOW OFTEN DO THE DIRECTORS MEET, AND WHAT COMMITTEES DO THEY HAVE?

     The Directors meet each month to review the operations of the Company and to discuss its business plans and strategies for the future. The Board met a total of 13 times in 1996, and each Director attended more than 75% of the meetings. In addition, the Company has the following committees:

     Audit Committee. The Board has established an audit committee composed of Mr. James Goodrich, Mr. Jarell Jones, and Mr. George Wray. The Audit Committee makes recommendations concerning the engagement of the independent auditors, reviews with the auditors the plans and results of the audit engagement, approves professional services provided by the auditors, reviews the independence of the auditors, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met one time in 1996.

     Executive Committee. The Board has established an Executive Committee composed of Mr. Roberts, Mr. Goodrich, and Mr. Jones. The Executive Committee will have such authority as is delegated to it by the Board of Directors. The Executive Committee has not met since the Company's inception.

     Compensation Committee. The Board has established a Compensation Committee, composed of Mr. Goodrich, Mr. Jones, and Mr. Wray, to determine compensation for the Company's executive officers and to administer any stock option or incentive compensation plan established by the Company. The Compensation Committee did not meet in 1996.

     The Company has no nominating committee, and nominations are made by the Board as a whole. Any shareholder interested in nominating a Director should review the material described under the applicable heading above.

WHAT ARE THE DIRECTORS PAID FOR THEIR SERVICES?

     The Company pays its Directors who are not officers of the Company fees for their services as Directors. These Directors (presently Messrs. Spalding, Goodrich, James, Jones and Wray) receive a fee of $750 for attendance (in person or by telephone) at each meeting of the Board of Directors. Officers of the Company who are Directors (presently Mr. Roberts) are not paid any Director fees. In addition, the Company reimburses its Directors for reasonable travel expenses and out-of-pocket expenses incurred in connection with their activities on behalf of the Company.

WHO ARE THE COMPANY'S OFFICERS, AND WHAT DOES THE COMPANY PAY THEM?

     The executive officers of the Company are Mr. Charles S. Roberts, the Company's Chairman of the Board, Chief Executive Officer and President, and Mr. Charles R. Elliott, the Company's Secretary and Treasurer since its inception and its Chief Financial Officer since April 1995. Mr. Elliott, who is 43 years old, served as a Director of the Company from October 1994 to February 1995.
He worked for Hunneman Real Estate Corporation in Boston, Massachusetts from 1979 to 1993, most recently as a Senior Vice-President of Accounting and Finance. Mr. Elliott joined Roberts Properties in August 1993 as Chief Financial Officer and served in that role until April 1995. He holds an undergraduate degree in Accounting and a master's degree in Finance.

   The following table sets forth certain information regarding compensation.

                                                Annual Compensation

Name and Principal Position         Year       Salary ($)          Bonus ($)
---------------------------         ----  --------------------  ----------------
Charles S. Roberts                  1994       $18,750(1)           $     0
Chairman of the Board, Chief        1995       $75,000              $     0
Executive Officer, and President    1996       $75,000              $     0

Charles R. Elliott                  1994         -                      -
Secretary, Treasurer and            1995       $45,000(2)           $     0
Chief Financial Officer             1996       $75,000              $28,750

--------------------
(1) The Company paid no salaries from its inception on July 22, 1994 through September 30, 1994, and the amount shown was paid in the period October 1, 1994 through December 1, 1994.

(2) Mr. Elliott's employment as Chief Financial Officer commenced on April 1, 1995, and the amount shown is for the period April 1, 1995 through December 31, 1995. He received no other compensation from the Company in 1995.

    The Company is not a party to any employment agreements.

WHO ARE THE COMPANY'S AUDITORS?

     The Company has selected Deloitte & Touche LLP, independent auditors, as the Company's principal accounting firm. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so. Approval of the Company's accounting firm is not a matter required to be submitted to the shareholders.

WHAT MATERIAL RELATIONSHIPS AND TRANSACTIONS HAVE THE DIRECTORS AND EXECUTIVE OFFICERS HAD WITH THE COMPANY AND ITS AFFILIATES?

GENERAL

     The Company conducts its business through Roberts Properties Residential, L.P., owns a 55.4% interest in it, and is its sole general partner. Mr. Charles S. Roberts owns all or substantially all of the outstanding shares of Roberts Properties, Inc. ("Roberts Properties") and Roberts Properties Construction, Inc. ("Roberts Construction"), and he owned substantially all of the outstanding equity interests in Roberts Properties Management, L.L.C. ("Roberts Management") prior to its acquisition by the Operating Partnership in April 1997. (The three Roberts entities are sometimes hereinafter collectively referred to as the "Roberts Companies.") Note 7 to the consolidated financial statements of the Company included in the Company's 1996 annual report mailed along with this proxy statement provides further detail regarding certain of the transactions described in this section.

GUARANTEES BY MR. CHARLES S. ROBERTS

     Since January 1, 1995, Mr. Roberts has personally guaranteed mortgage loans secured by certain of the Company's multifamily residential communities (the "Communities," which are sometimes referred to herein by name). The aggregate outstanding principal face amount of new loan guarantees by Mr. Roberts was approximately $14,156,000 during 1995 and $171,000 in 1996. In the ordinary course of acquiring, developing, constructing and refinancing Communities, the loans personally guaranteed pursuant to these guarantees and other guarantees previously extended remain subject to further modification, extension, exculpation and repayment, with the result that the liability of Mr. Roberts under certain of these guarantees has been and may be modified, extended, reduced or eliminated. The aggregate principal face amount of loans secured by the Communities and guaranteed by Mr. Roberts that were refinanced with nonrecourse loans (thereby eliminating the guarantees of such loans) was approximately $8,509,000 during 1995 and $8,049,000 during 1996. There are currently no mortgage loans secured by any of the Company's Communities that are personally guaranteed by Mr. Roberts.

PAYMENTS TO THE ROBERTS COMPANIES FOR SERVICES

     Overview. The Operating Partnership has paid substantial fees to the Roberts Companies for various types of services and will continue to do so in the future. These various arrangements are summarized below.

     Construction Contracts. From January 1, 1995 through March 31, 1997, the Operating Partnership has paid and will be obligated to pay Roberts Construction the following amounts:


                                                      Remaining Contractual
Total Contract Amount      Amount Incurred                 Commitment
---------------------      ---------------                 ----------
    $35,685,000              $23,450,000                   $12,235,000

In addition, the Operating Partnership paid Roberts Construction for purchases made on its behalf and for additional features added or built on the Communities that were not part of the original construction contracts. These amounts aggregated $538,000 during 1995 and $2,250,000 during 1996. In addition, the Operating Partnership paid Roberts Construction for labor and materials to perform repairs and maintenance for the Communities in the amounts of $115,000 in 1995 and $2,174,000 in 1996. (Roberts Construction typically estimates that it will earn a profit of 5% of the construction contract amount on contracts with affiliates of Mr. Roberts.) Included in the remaining contractual commitment amount are the following fixed price construction contracts that have been or will be entered into between the

Operating Partnership and Roberts Construction that relate to construction work in process or to be completed:

                                                    Fixed     Estimated Profit to   Percentage of
Construction Project                                Price     Roberts Construction  Contract Price
--------------------                              ----------  --------------------  --------------
Howell Ferry Community                            $8,829,000       $250,000              2.8%
Second Phase of Plantation Trace Community        $3,157,000       $158,000              5.0%

     Development Fees. The Operating Partnership paid Roberts Properties $0 in 1995 and $430,000 in 1996 for various development services, including design, finish selection, interior design, and construction administration services and the preparation of market studies and business plans. The Operating Partnership will pay Roberts Properties: (a) $735,000 for development services in connection with the development and construction of Howell Ferry ($200,000 of which was paid in the first quarter of 1997); and (b) $255,000 for development services in connection with the development and construction of the second phase of Plantation Trace.

     Property Management Fees. Prior to its acquisition by the Operating Partnership in April 1997 as described below, Roberts Management provided management services to the Operating Partnership for a fee of 5% of gross income. Total management fees paid to Roberts Management by the Operating Partnership were $347,000 during 1995 and $760,000 during 1996. Shortly after the merger of The Crestmark Club, L.P. into the Operating Partnership in June 1996, the Operating Partnership paid $28,000 to an affiliate of Mr. Roberts in reimbursement of management-related costs previously incurred by The Crestmark Club, L.P.

     Consulting Fees. Under various consulting contracts, as amended, the Roberts Companies have agreed to provide consulting services in the event of a sale of nine specified Communities and one retail center. The fee for such services will be 5% of the gross sales proceeds of the property sold (except 6% in the case of Plantation Trace and the Shoppes of Plantation and 3% in the case of Bentley Place and Windsong). A payment will also be triggered upon a "change in control" of the Company or the Operating Partnership, which is defined as (i) any transaction, whether by merger, consolidation, asset sale or otherwise which results in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Shares or of the outstanding Units in the Operating Partnership, (ii) sale of all or substantially all of the assets of the Company or the Operating Partnership, or (iii) the liquidation of the Company or the Operating Partnership. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred in the event of the sale of the Operating Partnership's assets to the Company or the merger of the Operating Partnership into the Company if no change in control of the Company occurs as a result. Upon the payment of a fee in the event of a change in control, the contracts will be terminated.

     To date, the Operating Partnership has not paid such a consulting fee to Roberts Properties, although the Roberts Companies will continue to be entitled to receive such a fee upon the sale of any of the nine Communities in the future.

     Acquisition and Other Consulting Fees. In 1995 the Operating Partnership paid fees and reimbursed costs to Roberts Properties in the total amount of $253,000 in connection with: (i) construction and leasing administration services at The Shoppes of River Oaks ($50,000); (ii) the sale of The Shoppes of Crestmark ($28,000); (iii) the acquisition of Autumn Ridge ($125,000); and
(iv) the merger of Roberts Properties - St. Simons, Ltd. into the Operating Partnership ($50,000). In 1996 the Operating Partnership paid fees and reimbursed costs to Roberts Properties in the total amount of $226,000 in connection with: (i) the transfer of the Crestmark loan ($15,000); (ii) additional construction and leasing administration services at The Shoppes of River Oaks ($10,000); (iii) the acquisition of additional property adjacent to Preston Oaks ($21,000); and (iv) miscellaneous other tasks ($80,000). In 1996 the Operating Partnership also reimbursed Roberts Properties for payroll and other expenses of Roberts Properties in connection with two consent solicitations as follows: $50,000 paid upon the closing of the Roberts Properties Bentley Place, L.P. merger in March 1996, and $50,000 paid upon the closing of the The Crestmark Club, L.P. merger in June 1996.

ACQUISITIONS OF SHARES AND UNITS BY MR. CHARLES S. ROBERTS

     The following table describes how Mr. Roberts has acquired Shares and Units since January 1, 1995:


                          Type of Transaction                             Number of Shares  Number of Units
                          -------------------                             ----------------  ---------------
Shares in the March 1995 Roberts Properties Holcomb Bridge,
  L.P. merger for his general partner interest (valued at $8.50
  per Share)............................................................           71,310                -
Shares in the March 1995 merger for his limited partner
  interests  (valued at $8.50 per Share)................................            1,206                -
Units in the May 1995 Roberts Properties Plantation Trace, L.P.
  merger in lieu of out-of-state residents, for $9.00 per Unit in cash..                -           48,296
Units in the May 1995 merger for his general partner interest
  (valued at $9.00 per Unit)............................................                -           43,548
Units in the May 1995 merger for his limited partner interest acquired
  in a private nonissuer transaction (valued at $9.00 per Unit).........                -            2,917
Shares received in exchange for Units in June 1995......................           78,038          (78,038)
Shares acquired by Roberts Properties in the June 1995 offering
  of Shares for $8.28 per Share in cash.................................            2,625                -
Units in the September 1995 Roberts Properties-St. Simons, Ltd.
  (Windsong) merger in lieu of out-of-state residents, for $9.25
  per Unit in cash......................................................                -           29,086
Units in the September 1995 merger for his general partner
  interest in the general partner (valued at $9.25 per Unit)............                -           23,914
Shares received in exchange for Units in December 1995..................           29,086          (29,086)
Shares in the March 1996 Roberts Properties Bentley Place, L.P.
  merger in lieu of out-of-state residents, for $9.50 per Share in cash.           23,659                -
Shares in the March 1996 merger for his general partner interest........           17,465                -
Shares in a private nonissuer transaction in June 1996..................              125                -
Units in the June 1996 The Crestmark Club, L.P. merger in lieu of
  out-of-state residents, for $9.25 per Unit in cash....................                -           15,667
Units in the June 1996 merger for his limited partner interest acquired
  in a private nonissuer transaction (valued at $9.75 per Unit).........                -            2,405
Units in the June 1996 merger for his general partner interest..........                -           44,509
Units in three private nonissuer transactions in June 1996..............                -            7,215
Shares received in exchange for Units in June 1996......................           25,287          (25,287)
Shares transferred to an employee of Roberts Management as a bonus......             (181)               -
Units received in the April 1997 Roberts Management merger for
  his member interest...................................................                -          551,650

     Mr. Roberts paid a nominal amount for his general partner interests in the various limited partnerships that have been merged into the Operating Partnership (the "Community Partnerships"). The values in the merger transactions referenced above were determined by Mr. Roberts based upon his evaluation of the equity in each limited partnership in light of its debt and his opinion regarding the value of its assets. (For an explanation of the values used in the Roberts Management merger, see "April 1997 Merger of Roberts Properties Management, L.L.C. into the Operating Partnership" below.) In each instance, the Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on each merger. A number of the acquisitions of Shares or Units by Mr. Roberts in connection with mergers of various Community Partnerships into the Operating Partnership involved his payment of cash into escrow pursuant to the terms of the applicable merger agreement to provide the funds needed to allocate cash, rather than Shares or Units, to limited partners in the Community Partnerships who were not residents of Georgia when the merger occurred. The cash paid by Mr. Roberts equaled the applicable value per Share or Unit used in the merger (except for the Crestmark merger, when a $.50 per Unit discount was applied), and Mr. Roberts was allocated the Shares or Units, as applicable, that would have been distributed to the out-of-state residents had they resided in Georgia. This feature of each merger agreement was necessitated by the reliance by the Company and the Operating Partnership upon the "intrastate" exemption from securities registration provided under Section 3(a)(11) of the Securities Act of 1933 and Rule 147 promulgated by the Securities and Exchange Commission regarding intrastate offerings. For an offering to be exempt as an intrastate offering, securities may not be sold to persons who do not reside in the state in which the offering is being conducted.

ACQUISITIONS OF SHARES AND UNITS BY OTHER DIRECTORS, OFFICER AND SIGNIFICANT SECURITY HOLDERS

     The following table summarizes the acquisitions of beneficial ownership of Shares and Units from the Company and the Operating Partnership by directors other than Mr. Roberts and by Mr. Charles R. Elliott, the other officer of the Company, since January 1, 1995. Each such person acquired his or her Shares and/or Units in connection with (a) the January 1995 acquisition of The Shoppes of Crestmark by the Operating Partnership, (b) the March 1995 Holcomb Bridge merger, (c) the May 1995 Plantation Trace merger, (d) the Company's offering of Shares for $9.00 per Share in cash that was completed in August 1995, (e) the September 1995 Windsong merger, (f) the March 1996 Bentley Place merger, (g) the Company's offering of Shares for $9.50 per Share in cash that was completed in May 1996 (the "Cash Offering"), (h) the June 1996 Crestmark merger, and/or
(i) as noted in the footnotes. Except for acquisitions of limited partnership interests in private nonissuer transactions as noted below, each director paid the same price for his limited partnership interests as all other holders of limited partner interests in the Community Partnerships, and accordingly each person received Shares and/or Units in the mergers on the same basis as any other holder in such Community Partnerships.


                      (a) Acquisition of  (b) March 1995  (c) May 1995                 (e) Sept. 1995  (f) March 1996
                         The Shoppes         Holcomb       Plantation   (d) 1995 Cash     Windsong        Bentley
   Individual(1)       of Crestmark(2)    Bridge Merger   Trace Merger    Offering         Merger       Place Merger
--------------------  ------------------  --------------  ------------  -------------  --------------  --------------
                            Units             Shares         Units         Shares          Units           Shares
                      ------------------  --------------  ------------  -------------  --------------  --------------
George W. Wray, Jr.*                          33,768      26,251           18,925(3)      44,750(4)       2,957(4)
James M. Goodrich*         104,478            11,457       8,750           12,800          8,950         17,744(5)
Wm. Jarell Jones*             -                 -          2,917(4)(6)        -              -               -
Charles R. Elliott            -                 -          2,917(4)(6)        -              -               -
Ben A. Spalding*              -                 -            -                -           12,231(7)       2,957(4)
Dennis H. James*(9)           -                 -            -                -              -            2,957(4)


                                    (h) June 1996
                         (g) Cash     Crestmark
   Individual(1)         Offering      Merger
--------------------    ----------  -------------
                          Shares        Units
                        ----------  -------------
George W. Wray, Jr.*      60,300(3)     16,835
James M. Goodrich*           -          26,432(8)
Wm. Jarell Jones*            -            -
Charles R. Elliott         2,100(3)       -
Ben A. Spalding*             -            -
Dennis H. James*(9)          -            -

*Denotes individuals who are directors.

(1) For a description of the beneficial ownership of each person listed, see "Do the Directors and executive officers have a financial interest in your Company?" above.

(2) On January 31, 1995, the Operating Partnership acquired The Shoppes of Crestmark, a 7,078 square foot retail center with service and retail tenants on Thornton Road in Douglas County, Georgia. The seller was Goodrich Enterprises, Inc., all of the stock of which was owned by Mr. James M. Goodrich, a director of the Company; the stock of Goodrich Enterprises, Inc. is currently owned by Mr. Goodrich; Penelope Goodrich, his wife; and their sons. The sales price was $888,063, paid in the form of 104,478 Units in the Operating Partnership (valued at $8.50 per Unit by negotiation between the Company and Mr. Goodrich). Goodrich Enterprises, Inc. acquired the land on May 28, 1993 and completed construction of the retail center in February 1994 with a total cost of approximately $777,000. The retail center was subsequently sold for $940,000 on December 8, 1995.

(3) As a registered associate of Spalding & Company, Mr. Wray purchased Shares net of the $.72 per Share and $.665 per Share broker-dealer commissions as permitted under the terms of the 1995 offering of Shares at $9.00 per Share and the Cash Offering, respectively. Mr. Elliott, as an employee of Roberts Properties, similarly purchased Shares in the Cash Offering net of the $.665 per Share brokerage commission. Mr. Wray also acquired 1,400 Shares and 1,650 Units in private nonissuer transactions in August and September 1996, respectively.

(4) Each individual acquired his limited partnership interest(s) in the applicable Community Partnerships in a private nonissuer transaction.

(5) Mr. Goodrich acquired two and one half limited partnership interests in Roberts Properties Bentley Place, L.P.'s original offering and in December 1995 acquired, jointly with his spouse, an additional one half limited partnership interest in a private nonissuer transaction.

(6) In December 1995 and April 1996, respectively, each of Mr. Jones and Mr. Elliott exchanged his Units for an equal number of Shares.

(7) Mr. Spalding was a limited partner in the general partner of Roberts Properties-St. Simons, Ltd. ("St. Simons, Ltd."). In accordance with the agreement and plan of merger for the merger of St. Simons, Ltd. into the Operating Partnership, Mr. Spalding (a) received 5,519 Units for his limited partnership interest in the general partner (for which he paid only a nominal amount) and (b) purchased 6,712 Units in lieu of the purchase of such Units by out-of-state limited partners of St. Simons, Ltd., for which Units he paid cash in the amount of $9.25 per Unit, the value used in the merger.

(8) Mr. and Mrs. Goodrich received 4,810 Units for the two limited partnership interests they jointly held in The Crestmark Club, L.P., for which interests they paid the same amount per interest as all other limited partners in The Crestmark Club, L.P. In addition, Mr. and Mrs. Goodrich acquired an additional 21,622 Units by paying $200,004 in cash ($9.25 per Unit). Such cash was allocated to out-of-state limited partners in the merger, and Mr. and Mrs. Goodrich exchanged the 21,622 Units for an equal number of Shares on June 28, 1996.

(9)  In July 1996 Mr. James exchanged 2,917 Units for an equal number of
Shares.

LAND SALE

     On July 21, 1995, the Operating Partnership paid Roberts Properties $445,485 to purchase 12.33 acres of undeveloped property adjacent to the Plantation Trace Community for the development of a second phase of Plantation Trace. The purchase price was proposed by Mr. Roberts to the Company's Board of Directors, which approved the transaction with Mr. Roberts abstaining from voting as a director.

COMPENSATION TO SPALDING & COMPANY

     Ben A. Spalding, one of the Company's directors, owns all of the outstanding stock of Spalding & Company, an NASD member broker-dealer that has participated as the distributor or solicitation agent in numerous offerings by affiliates of Mr. Roberts, including the Company and the Operating Partnership. The Operating Partnership has paid the following compensation to Spalding & Company since January 1, 1995:


                                 Amount of Compensation     Date of Closing of
    Offering/Solicitation         to Spalding & Company    Offering/Solicitation
------------------------------  -------------------------  ---------------------
Solicitation for March 1995
  Holcomb Bridge merger               $   44,000                    3/24/95
Solicitation for May 1995
  Plantation Trace merger             $   40,000                    5/16/95
1995 cash offering of
  Shares                              $  491,760                    8/25/95
Solicitation for September
  1995 Windsong merger                $   20,000                    9/27/95
                                      ----------
       Subtotal for 1995              $  595,760
                                      ----------

Solicitation for March 1996
  Bentley Place merger                $   25,000                   3/21/96

1995-1996 cash offering of
  Shares                              $  411,870             3/29/96 and 5/7/96
Solicitation for June 1996
  Crestmark merger                    $   50,000                   6/26/96
                                      ----------
       Subtotal for 1996              $  486,870
                                      ----------
            Total                     $1,082,630
                                      ==========

COMPENSATION TO SHOPTAW-JAMES, INC.

     Dennis H. James, a Director of the Company, is President and a Director of Shoptaw-James, Inc., a commercial mortgage banking firm that has originated loans for the Company and its Predecessors. Specifically, Shoptaw-James, Inc. received the following fees in the months noted: $87,110 for the refinancing of Preston Oaks (September 1995); $46,780 for the refinancing of Highland Park (January 1996); $37,500 for the loan secured by Autumn Ridge (March 1996); $30,750 for the loan secured by Bentley Place (August 1996); $69,375 for the refinancing of River Oaks (October 1996); and $48,150 for the loan secured by Ivey Brook (January 1997).

MARCH 1995 MERGER OF ROBERTS PROPERTIES HOLCOMB BRIDGE, L.P. INTO THE OPERATING PARTNERSHIP

     On March 24, 1995, Roberts Properties Holcomb Bridge, L.P. ("Holcomb Bridge, L.P.") was merged into the Operating Partnership in exchange for 609,873 Shares valued at $8.50 per Share ($5,183,921 in the aggregate).
Holcomb Bridge, L.P. had raised a total of $4,400,000 in equity, purchased land for the development of Holcomb Bridge, and obtained development plans. The value was determined by Mr. Roberts based upon his evaluation of the equity of Holcomb Bridge, L.P. in light of his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 98% of the limited partners of Holcomb Bridge, L.P. Mr. Roberts received 71,310 Shares for his general partner interest in Holcomb Bridge, L.P., and certain other persons received Shares as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

MAY 1995 MERGER OF ROBERTS PROPERTIES PLANTATION TRACE, L.P. INTO THE OPERATING PARTNERSHIP

     On May 16, 1995, Roberts Properties Plantation Trace, L.P. ("Plantation Trace, L.P.") was merged into the Operating Partnership in exchange for 597,741 Units of the Operating Partnership valued at $9.00 per Unit ($5,379,669 in the aggregate). The value used in the merger was determined by Mr. Roberts based upon his evaluation of the equity of Plantation Trace, L.P. in light of its debt and his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 96% of the limited partners of Plantation Trace, L.P. Mr. Roberts received 43,548 Units for his general partner interest in Plantation Trace, L.P., and certain other persons received Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

SEPTEMBER 1995 MERGER OF ROBERTS PROPERTIES-ST. SIMONS, LTD. INTO THE OPERATING PARTNERSHIP

     On September 27, 1995, Roberts Properties-St. Simons, Ltd. ("St. Simons, Ltd.") was merged into the Operating Partnership in exchange for 476,931 Units valued at $9.25 per Unit ($4,411,612 in the aggregate). The value used in the merger was determined by Mr. Roberts based upon his evaluation of the equity of St. Simons, Ltd. in light of its debt and his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 98% of the limited partners of St. Simons, Ltd. Mr. Roberts received 23,914 Units for his general partner interest in the general partner of St. Simons, Ltd., and certain other persons received Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

MARCH 1996 MERGER OF ROBERTS PROPERTIES BENTLEY PLACE, L.P. INTO THE OPERATING PARTNERSHIP

     On March 21, 1996, Roberts Properties Bentley Place, L.P. ("Bentley Place, L.P.") was merged into the Operating Partnership in exchange for 744,940 Shares valued at $9.50 per Share or $7,076,930 in the aggregate. The value used in the merger was determined by Mr. Roberts based upon his evaluation of the equity of Bentley Place, L.P. in light of its obligations and his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 87% of the limited partners of Bentley Place, L.P. Mr. Roberts received 17,465 Shares for his general partner interest in Bentley Place, L.P., and certain other persons received Shares as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

JUNE 1996 MERGER OF THE CRESTMARK CLUB, L.P. INTO THE OPERATING PARTNERSHIP

     On June 26, 1996, The Crestmark Club, L.P. ("Crestmark, L.P.") was merged into the Operating Partnership in exchange for 746,715 Units valued at $9.75 per Unit or $7,280,471 in the aggregate. The Operating Partnership thereby acquired the 248-unit Crestmark Community and 8.8 acres of adjacent undeveloped property on which the Company intends to build an 86-unit second phase of Crestmark. The 8.8 acre tract of undeveloped land adjacent to Crestmark was encumbered by a second priority secured loan owed to Mr. Roberts in the amount of $1,410,092. Crestmark, L.P. also owed $121,423 to Roberts Construction for change orders from the original construction of Crestmark and $28,077 to another affiliate of Mr. Roberts for reimbursement of certain costs. The Operating Partnership assumed these obligations in the merger and repaid them upon the closing of the merger.

     Mr. Roberts received 44,509 Units for his general partner interest in Crestmark, L.P., for which he paid only a nominal amount, and he received another 15,667 Units for which he paid $144,920 in cash ($9.25 per Unit); such cash was allocated to out-of-state limited partners in the merger. Mr. Roberts also received 2,405 Units in the merger for a limited partnership interest he acquired in a private nonissuer transaction. Certain other persons received Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

APRIL 1997 MERGER OF ROBERTS PROPERTIES MANAGEMENT, L.L.C. INTO THE OPERATING PARTNERSHIP

     On April 1, 1997, the Company acquired Roberts Management, the property management company that has managed the Company's multifamily apartment communities since the Company's inception. The Company presently owns 11 multifamily apartment communities containing a total of 2,194 apartment homes, 317 of which are under construction or development. The Company's independent Directors (Messrs. Goodrich, Wray, Jones and James) determined that it was in the best long-term interests of the Company to manage its own communities. Because Roberts Management had provided high quality property management services to the Company, the independent Directors negotiated with Mr. Roberts to purchase Roberts Management. The Company will now internally manage its properties using Roberts Management's property management expertise and systems, and the 45 property management personnel formerly employed by Roberts Management. The Company will no longer have to pay 5% of gross property revenues to Roberts Management for property management services.

     The Operating Partnership issued a total of 590,000 Units valued at $10.00 per Unit or $5,900,000 to purchase Roberts Management. The purchase price was negotiated between Mr. Roberts (for Roberts Management) and the Company's
independent Directors.   The independent Directors took into account, among
other factors:

         - the cash flow savings to the Company of approximately $140,000 per year, which will increase over time as more Communities are added to the Company's portfolio;

         - a valuation of Roberts Management by an independent valuation firm;

         - the high quality of management services historically provided by Roberts Management;

         - the value of continuity in those services; and

         - advice from investment banking firms that the Company should become internally managed before the Common Stock is listed on an exchange.

     The $10.00 per Unit value, which is the highest price paid to date for the Company's securities, was determined by the independent Directors. The independent Directors considered the following factors, among others:

         - their belief that the Company's liquidation value was equal to $10.34 per Unit;

         - the Company's historical practice of issuing securities at a discount to current liquidation value; and

         - the Company's historical practice of issuing securities at increasingly higher prices as the liquidation value has increased.

     The acquisition was structured as a merger of Roberts Management into the Operating Partnership, the limited partnership through which the Company owns its properties and conducts its business. (The Company now owns a 55.4% interest in the Operating Partnership and is its sole general partner.) Of the 590,000 Units issued in the merger, Mr. Roberts received 551,650 Units, and twelve other employees of Roberts Management received 38,350 Units that are subject to certain repurchase options held by Mr. Roberts which are exercisable upon the holder's cessation of employment by the Operating Partnership (which has subordinate repurchase options that are exercisable if Mr. Roberts fails to exercise his option in any instance). The number of Units subject to such options gradually declines to zero over a seven year period from the date each holder acquired his or her member interest in Roberts Management. No cash or consideration other than Units was paid in connection with the merger.

     In April 1995, Roberts Properties Management, Inc. was selected as the Property Management Company of the Year by the National Association of Home Builders' National Council of the Multifamily Industry.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in their ownership of the Company's Common Stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of the forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1996, its directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.


THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE DIRECTED TO CHARLES R. ELLIOTT, SECRETARY AND CHIEF FINANCIAL OFFICER, 8010 ROSWELL ROAD, SUITE 120, ATLANTA, GEORGIA 30350. THE COMPANY WILL PROVIDE A COPY OF THE EXHIBITS TO SUCH REPORT UPON REQUEST BUT WILL REQUIRE THE PAYMENT OF $250 FOR THE COMPANY'S EXPENSES IN COPYING THE APPROXIMATELY 1,400 PAGES OF EXHIBITS.

                                                                     APPENDIX A

                         ROBERTS REALTY INVESTORS, INC.

              8010 ROSWELL ROAD, SUITE 120, ATLANTA, GEORGIA 30350
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 27, 1997

    The undersigned hereby appoints Charles R. Elliott and Pamela J. Hallmark, and each of them, proxies, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Roberts Realty Investors, Inc. held of record by the undersigned at the Annual Meeting of Shareholders to be held on Tuesday, May 27, 1997, at 10:00 a.m., E.D.T., at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia 30346, and at any adjournment thereof, upon the matter described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said persons are directed to vote on the matter described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof:

1.     Proposal to elect the nominees listed to the right:      NOMINEES:  Charles S. Roberts, James M. Goodrich
[ ]    FOR:  nominees listed at right (except as indicated      [ ]  WITHHOLD  authority to vote for both nominees
       to the contrary below)

INSTRUCTIONS: To withhold authority to vote for an individual nominee, write the applicable name in the space provided below:

--------------------------------------------------------------------------------

                (Continued and to be signed on the reverse side)

                             (Continued from front)

    Please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the Annual Meeting.
                                                THIS PROXY WILL BE VOTED AS
                                                DIRECTED OR, IF NO DIRECTION IS
                                                INDICATED, WILL BE VOTED "FOR"
                                                THE STATED PROPOSAL.

                                                --------------------------------
                                                Signature of Shareholder

                                                --------------------------------
                                                Signature if held jointly

                                                Dated:
                                                                        , 1997
                                                ------------------------

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.